UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025 (April 25, 2025)

Tectonic Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38910	82-0764846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190

Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 25, 2025, the Board of Directors of Tectonic Financial, Inc. (the “Company”) declared a quarterly cash dividend of $0.2731945 per share on the Company’s outstanding shares of 9.00% Fixed-to-Floating Rate Series B Noncumulative Perpetual Preferred Stock. The dividend is for the period from, and including, February 18, 2025 to, but excluding, May 15, 2025, and is payable on May 15, 2025 to shareholders of record as of the close of business on May 5, 2025.

On April 25, 2025, the Board of Directors of the Company declared a cash dividend of $0.10 per share on the Company’s outstanding shares of common stock. The dividend is payable on May 15, 2025 to shareholders of record as of the close of business on May 5, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2025	TECTONIC FINANCIAL, INC.

	By:	/s/ Ken Bramlage
	Name:	Ken Bramlage
	Title:	Executive Vice President and
Chief Financial Officer

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